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                                                                   EXHIBIT 10.26


                           NORCAL WASTE SYSTEMS, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
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                                TABLE OF CONTENTS

                                                                            Page
1.       Purpose.                                                             1

2.       Definitions.                                                         1

3.       Eligibility                                                          1

4.       Stock Available for Plan.                                            1

5.       Administration.                                                      2

6.       Terms of Options.                                                    2

7.       Adjustment Upon Change in Capitalization.                            5

8.       Restrictions on Transfer of Shares                                   6

9.       Company's Repurchase Option Upon Termination
           of Service                                                         9

10.      Restrictions on Other Activities                                    10

11.      Withholding Taxes                                                   11

12.      Limitation of Rights                                                11

13.      Non-Exclusivity of Plan                                             12

14.      Duration and Amendment of Plan                                      12

15.      Miscellaneous                                                       13

Exhibit A:  Definitions                                                     A-1

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                           NORCAL WASTE SYSTEMS, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Purpose.

        The purpose of this Plan is (a) to enable the Company to attract and retain Non-Employee Directors and (b) to provide such persons with additional incentive to advance the interests of the Company. Pursuant to this Plan, the Board will grant nonqualified stock options that provide the Participants with a proprietary interest in the long-term growth and performance of the Company.

     2. Definitions.

        Capitalized terms not otherwise defined in this Plan will have the meanings set forth in Exhibit A to this Plan.

     3. Eligibility.

        Options will be granted only to persons who are Non-Employee Directors.

     4. Stock Available for Plan.

        The maximum number of Shares available for Options under this Plan (the "Available Shares") is 175,000, subject to the following adjustments:

        (a) When any Option is granted, the Available Shares will be reduced by the number of Shares set forth in such Option.

        (b) When any portion of an Option expires, is cancelled or is otherwise terminated for any reason, the Available Shares will be increased by the Shares allocable to the expired, cancelled or otherwise terminated portion of the Option.

        (c) If the Company ever repurchases Shares pursuant to this Plan, the Available Shares will be increased by the number of such repurchased Shares.

        (d) Upon a change in capitalization, the number of Available Shares will be adjusted in number and kind pursuant to Section 7.

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     5. Administration.

        (a) General. This Plan will be administered by the Board.

        (b) Board Responsibilities. Subject to the provisions of this Plan, the Board will have full authority and discretion to take the following actions:

            (i) To authorize any person to execute, on behalf of the Company, any Option Agreement or other instrument required to carry out the purposes of this Plan;

            (ii) To adopt, amend, waive or rescind rules, procedures and restrictions relating to this Plan or to any Option;

            (iii) To interpret this Plan and to apply its provisions;

            (iv) To cause the Company to loan Participants funds for any purpose related to this Plan, including to purchase any Shares or to pay any taxes due with respect to any Option (with such loans to be granted within the absolute discretion of the Board and upon such terms as the Board may determine); and

            (v) To take any other action it deems necessary or advisable for the implementation and administration of this Plan.

        (c) Finality. All decisions, interpretations and other actions of the Board will be final and binding on all persons.

     6. Terms of Options.

        (a) Grant. Nonqualified stock options will be granted to each person who becomes a Nonemployee Director after the adoption of this Plan, effective as of the date of such person's appointment as a Nonemployee Director. Each Option granted will be for 35,000 Shares (subject to adjustment as set forth in Section
7).

        (b) Option Agreement. The terms of any Option will be set forth in an Option Agreement. No Option will be effective until such Option Agreement is executed and delivered by the Company and the Participant. The terms set forth in this Plan will apply to any Option, except to the extent such terms are expressly modified or deleted in such Option Agreement; provided, however, that such terms will not vary the exercise price, amount or timing of Options provided

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
under this Section 6, including provisions dealing with vesting, forfeiture and termination of such Options. The Option Agreement may also contain other terms and restrictions not set forth in this Plan.

        (c) Exercise Price. The exercise price for Shares under each Option will be equal to 100% of the Fair Market Value of such Shares. Upon a Participant's Termination of Service for any reason, the Option granted to such Participant will cease to vest after such Termination Date and the Optionholder must exercise the vested portion of such Option within the time periods set forth in
Section 6(e) below.

        (d) Vesting. Subject to Sections 6(e) and 6(i) below, each Option will become exercisable ("vest") with respect to 11,667 of the Shares on each of the first and second anniversaries of the grant date and will vest with respect to the remaining 11,666 Shares on each of the third anniversary of the grant date.

        (e) Exercise Period. An Option's term will expire as follows:

            (i) No Option will be exercisable more than seven years after the date it is granted.

            (ii) Upon a Participant's Termination of Service for any reason other than Cause, Disability or death, the Optionholder may, for a period of three months after such Termination Date, exercise the Option to the extent, and only to the extent, that such Option was exercisable as of the Termination Date, after which time the Option will automatically expire.

            (iii) Upon a Participant's Termination of Service for Cause, the Option granted to the Participant will immediately expire, and no rights thereunder may be exercised.

            (iv) Upon a Participant's Termination of Service because of the Participant's Disability or death, the Optionholder may, for a period of one year after such Termination Date, exercise the Option to the extent, and only to the extent, that such Option was exercisable as of the Termination Date, after which time the Option will automatically expire.

        (f) Method of Exercise.

            (i) The exercise of an Option will be made only by a written notice delivered in person or by mail to

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the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement.

            (ii) The exercise price for any Shares purchased pursuant to the exercise of an Option will be paid in full in cash upon such exercise, unless otherwise provided in the Option Agreement or unless otherwise determined by the Board. The Board will have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Option may consist of any of the following (or any combination thereof): (A) cash, (B) promissory note (upon terms determined by the Board), or (C) the transfer of Shares to the Company (upon terms determined by the Board). Any Shares transferred to the Company as payment of the purchase price under an Option will be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

            (iii) Options may also be exercised through a registered broker-dealer pursuant to such cashless exercise procedures as may, from time to time, be deemed acceptable by the Board.

            (iv) No fractional Shares (or cash in lieu thereof) will be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise will be rounded to the nearest number of whole Shares.

        (g) Transferability of Options. An Optionholder may not Transfer any Option except as follows:

            (i)   By will or under the laws of descent and distribution; or

            (ii) To one or more Permitted Transferees, provided that (A) each such transferee executes such documents as the Board may require, agrees to be bound by this Plan and the Option Agreement, and acknowledges that the status or conduct of the Participant to whom the Option was granted may affect the transferee's rights under the Option (such as when the Option ceases to vest or when any Shares may be repurchased by the Company), and (B) the Company is satisfied that such Transfer complies with applicable federal and state securities laws.

        (h) Rights of Optionholder. No Optionholder will be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option will have been exercised pursuant to the terms of this Plan and the Option Agreement, and (ii) the Company will have issued and delivered Shares to the Optionholder. At that time, the Optionholder will have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in this Plan and the Option Agreement.

            (i) Change in Control. Unless otherwise provided in the Option Agreement, in the event of a Change in Control, the following terms will apply:

                (i) All Options outstanding on the date of such Change in Control will become immediately and fully exercisable.

                (ii) Subject to Section 12(b) below, an Optionholder will be permitted to surrender for cancellation within 60 days after such Change in Control any Option to the extent not yet exercised, and the Optionholder will be entitled to receive a cash payment in an amount equal to the excess, if any, of
(A) the greater of (x) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered (the "Surrendered Shares") or (y) the Adjusted Fair Market Value of the Surrendered Shares over (B) the aggregate exercise price for such Surrendered Shares; provided, however, that in the case of an Option granted within six months prior to the Change in Control to any Optionholder who may be subject to liability under Section 16(b) of the Exchange Act, such Optionholder will be entitled to surrender for cancellation his Option during the 60 day period beginning upon the expiration of six months from the date of grant of any such Option.

     7. Adjustment Upon Change in Capitalization.

         In the event of any change in the outstanding Shares of the Company as a result of a stock split, reverse stock split, stock dividend or distribution, recapitalization, combination or reclassification, the Board will conclusively determine the appropriate adjustments, if any, to be made with respect to this Plan and any outstanding Options, including (a) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under this Plan and (b) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under this Plan and the exercise or purchase price therefor, if applicable. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the

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issuance or sale by the Company for cash or other consideration of additional
Shares or securities convertible into or exchangeable for Shares.

     8. Restrictions on Transfer of Shares.

         (a) General. An Optionholder may not Transfer all or any portion of such Shares, whether voluntarily, involuntarily, or by operation of law, unless:
(i) such Transfer complies with all the terms of this Plan and the applicable Option Agreement, including the right of first refusal set forth in Section 8 below, (ii) each transferee executes such documents as the Board may require, agrees to be bound by this Plan and the applicable Option Agreement, and acknowledges that the status or conduct of the Participant to whom the Option was originally granted may affect the transferee's rights as a shareholder (such as when any Shares may be repurchased by the Company); (iii) each transferee does not, directly or indirectly, promote, participate, or engage in any activity or business competitive with the Company; and (iv) the Company is satisfied that such Transfer complies with applicable federal and state securities laws. Any attempt to Transfer Shares will be void unless the provisions of this Plan and the applicable Option Agreement are satisfied.

         (b) Right of First Refusal.

            (i) Applicable Transactions. The right of first refusal ("ROFR") in this Section 8(b) will apply whenever the Optionholder intends (or is required by operation of law or otherwise) to sell, pledge or otherwise Transfer any Shares, except that (A) this Section 8(b) will not apply to transfers by the Optionholder (1) by will or under the laws of descent and distribution, or (2) to one or more Permitted Transferees, and (B) this Section 8(b) will terminate upon the effective date of the Company's Initial Public Offering.

            (ii) Notice. Before making any voluntary transfer of Shares, the Optionholder will give written notice to the Company. In the event of a transfer by operation of law or other involuntary transfer, the transferee promptly will give written notice to the Company. In either event, such notice (the "ROFR Notice") must specify: (A) the proposed transferee(s); (B) the number of Shares to be transferred (the "Applicable Shares"); (C) the consideration to be received per Share; and (D) all other material terms relating to the proposed transfer.

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            (iii) Consideration.

                  (A) If the proposed transaction is a transfer of Shares solely for cash, then the Company's option will be to purchase all or any portion of the Applicable Shares upon the same terms and conditions set forth in the ROFR Notice.

                  (B) If the proposed transaction is a transfer of Shares wholly or partially in exchange for property other than cash, the purchase price of such Applicable Shares to the Company will be an amount in cash equal to the fair market value of such property proposed to be received in exchange for the Applicable Shares, as reasonably determined in good faith by the Board (plus the cash, if any, included in the consideration for such Applicable Shares).

                  (C) If the proposed transaction is a pledge or other hypothecation of the ROFR Shares, or a gift or any other Transfer not specifically described in Section 8(b)(iii)(A) or (B) above, then the Company's option will be either: (1) to lend or otherwise Transfer to the Optionholder such consideration as described in the ROFR Notice and otherwise to accept the proposed Transfer of the Applicable Shares upon all the terms and conditions stated therein; or (2) to purchase for cash all or any portion of the Applicable Shares, in which case the purchase price will be the Fair Market Value for the Applicable Shares, as determined by the Board.

                  (D) Whenever any determination of value must be made by the Board pursuant to this Section 8(b)(iii), the ROFR Notice will be deemed delayed for all time periods set forth in this Section 8 until such determination has been made.

            (iv)  Exercise of ROFR.

                  (A) The Company will have an assignable option (but not an obligation) to purchase all or any portion of the Applicable Shares. The Company may exercise this option by notifying the Optionholder of its election to purchase all of the Applicable Shares within 30 days after the receipt of the ROFR Notice.

                  (B) If the Company elects within such 30 day period to purchase all the Applicable Shares, the Optionholder will be obligated to sell, and the Company (or its assignee) will be obligated to purchase, the Applicable Shares for the consideration specified in Section 8(b)(iii) and otherwise on the terms set forth in the ROFR Notice. All

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
parties will use their best efforts to consummate the transaction as promptly as possible.

            (v) Non-Exercise of ROFR. The ROFR will not be deemed exercised unless (i) the Company (or its assignee) elects within the applicable time period specified above to purchase all of the Applicable Shares and (ii) such purchase is consummated within 90 days after the Company's receipt of the ROFR Notice. If the ROFR is not deemed exercised, the Optionholder may Transfer such Applicable Shares to the proposed transferee(s) for a period of 60 days following the first date on which the ROFR is not exercisable, provided that the other terms of this Agreement are satisfied and that such Transfer is not more favorable to the transferee(s) than the terms offered to the Company.

         (c) Market Standoff. In connection with a firm commitment underwritten public offering of securities of the Company, if requested by the Company or its principal underwriter, each holder of any Shares: (i) will not Transfer any Shares not included in such underwriting during the 120-day period (or such shorter or longer period as the underwriter may require of the principal security holders of the issuer) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering; and (ii) will execute such instruments as the underwriter may reasonably require to evidence compliance with this Section.

         (d) Escrow. For purposes of facilitating the enforcement of the restrictions on Transfer and the rights of repurchase set forth in this Plan or in any Option Agreement, the Board may, at its discretion, require any holder of Shares to deliver the certificate(s) for such Shares with a stock power executed by the holder, in blank, to the Secretary of the Company or his designee, to hold said certificate(s) and stock power(s) in escrow, and to take all such actions and to effectuate all such Transfers or repurchases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the Shares whose ownership they evidence are subject to any Transfer restriction or right of repurchase under this Plan or under any Option Agreement. Each Participant, by accepting an Option, acknowledges that the Secretary of the Company (or his designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an Option under the Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable.

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     9. Company's Repurchase Option Upon Termination of Service.

        (a) General. Upon a Termination of Service with respect to any Participant, the Company will have an assignable option (but not an obligation) (the "Repurchase Option"), to repurchase all or any portion of the Shares acquired by the Participant (or any subsequent transferee) pursuant to the exercise of an Option or pursuant to any other Option under this Plan. The Company's Repurchase Option will be subject to Section 12(b) below and to the rights of the Participant (or any subsequent transferee) to surrender any Option pursuant to a Change in Control, such as the rights set forth in Section 6(i) above.

        (b) Repurchase Price.

            (i) For any Termination of Service other than for "Cause," the repurchase price will be the Fair Market Value of the Shares being repurchased, as of the Termination Date.

            (ii) For any Termination of Service for "Cause," the repurchase price will be the lower of (A) the Fair Market Value of the Shares being repurchased, as of the Termination Date, or (B) the purchase price paid to the Company for such Shares.

        (c) Payment. The repurchase price may be paid, at the option of the Company, by any of the following means, or any combination of the following means: (i) cash; (ii) cancellation of all or any portion of any outstanding indebtedness owed by the holder to the Company; or (iii) an unsecured promissory note, with the following terms: interest at the prime rate, payable annually; principal payable in five equal installments, with the first payment due within one year and the last payment within five years of the Termination Date; and no prepayment penalties.

        (d) Procedures for Exercise of Repurchase Option. The Company may exercise the Repurchase Option itself or assign the Repurchase Option to one or more other persons, including the other shareholders of the Company. Within 60 days after the Fair Market Value of the Shares has been determined, the Company will notify the holder if it wishes to exercise its Repurchase Option, or if it has assigned the Repurchase Option to other persons who wish to exercise such Repurchase Option. Such notice will set a date for the closing of the transaction not later than 30 days from the date of such notice.

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     10. Restrictions on Other Activities.

        (a) General.

            (i) Unless the Option Agreement provides otherwise, any Option will be subject to this Section 10.

            (ii) Subject to Section 10(a)(i), if any Participant breaches any provision set forth in this Section 10, the Company may, in its discretion, (A) cancel any unexercised, unexpired, unpaid or deferred portions of any Option, and (B) subject to Section 12(b) below, repurchase any Shares that were acquired by the Participant (or any subsequent transferee) pursuant to the exercise of an Option with the repurchase price for such Shares being an amount equal to the price paid to the Company for such Shares.

        (b) Assistance to Acquiror. During the Restrictive Period, the Participant will not become associated with (whether through an investment of capital or otherwise), provide services to, or otherwise solicit, aid, assist or cooperate with any person, group or entity (an "Acquiror") in any effort to effect a Change in Control transaction with respect to the Company. Nothing in this Section 10(c) will be construed to preclude such Participant from owning less than 1% of the outstanding common stock of an Acquiror if the Acquiror's stock is publicly traded and the Participant acquires such stock in the open market.

        (c) Confidential Information.

            (i) The Participant will use the Company's Confidential information exclusively for the benefit of the Company, and for no other purpose whatsoever. The Participant will not disclose any Confidential Information to any person unless: (A) such disclosure is in connection with his service to the Company;
(B) the Participant first obtains the prior written consent of the Company; or
(C) the Participant is required by law to disclose such Confidential
Information.

            (ii) If the Participant or any of his agents are requested or required by oral questions, interrogatories, depositions, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process to disclose any part of the Confidential Information, the Participant will immediately notify the Company in writing of the existence, terms and circumstances surrounding such a request or requirement so that the Company may take such steps as it deems necessary or appropriate to protect the confidentiality of the Confidential Information.

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
If, in the written opinion of the Participant's counsel, disclosure of any Confidential Information by the Participant or any of his agents is nonetheless legally required, the Participant or his agents may disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed. The Participant will exercise his or her best efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information by such tribunal and the parties before it.

     11. Withholding Taxes.

        (a) General. When a Participant recognizes taxable income in connection with any Option (a "Taxable Event"), the Participant will pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of Shares or the payment of cash. The Company will have the right to deduct from any payment of cash to a Participant an amount equal to the Withholding Taxes.

        (b) Tax Election. A Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Shares then issuable to the Participant having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes. The Board may, by the adoption of rules or otherwise, impose such restrictions or limitations on Tax Elections as it considers appropriate, including restrictions required to comply with Section 16(b) of the Exchange Act.

     12. Limitation of Rights.

        (a) Shareholder Rights. A Participant will have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Option prior to the issuance of a stock certificate for such Shares.

        (b) Restricted Payments. Notwithstanding any other provision of this Plan, the Company will not purchase, redeem or otherwise acquire or make payments with respect to Shares or Options if and to the extent such payments are restricted by (i) the Indenture dated as of November 21, 1995 among the Company, its Affiliates and IBJ Shroeder Bank &

Trust Company, as trustee, (ii) the Revolving Credit Agreement dated as of November 21, 1995 among the Company, the Affiliates and First National Bank of Boston, (iii) other credit agreements the Company may enter into in the future, or (iv) applicable law, including but not limited to Sections 500 et seq. of the California Corporations Code.

        (c) Government Regulations. Any other provision of this Plan notwithstanding, the obligations of the Company with respect to Shares to be issued pursuant to this Plan will be subject to all applicable laws, rules and regulations, and such approvals as may be required by any governmental agencies. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Option until such time as any legal requirements or regulations have been satisfied relating to the issuance of such Shares, including their registration, qualification or exemption from registration or qualification under the Securities Act or any applicable state securities laws.

        (d) Pooling Transaction. Notwithstanding any other provision of this Plan, in the event of a Change in Control which is also intended to constitute a pooling transaction for accounting purposes, the Participant and Committee will negotiate in good faith such changes that are deemed reasonably necessary by the company's accountants to assure that the transaction qualifies as a pooling transaction.

     13. Non-Exclusivity of Plan.

        The adoption of this Plan will not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     14. Duration and Amendment of Plan.

        (a) Term of the Plan. The Plan will become effective on the date it is adopted by the Board of Directors. The Plan will remain in effect until it is terminated pursuant to Section 14(b).

        (b) Amendment or Termination. The Board may, at any time and for any reason, amend or terminate this Plan; provided, however, that (i) any amendment of this Plan will be subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules; and (ii) no amendment or termination of this Plan may adversely affect the rights of Participants under Options that were granted before such amendment or termination.

     15. Miscellaneous.

        (a) Notice. Any notice to the Company required by any provision of this Plan will be addressed to the Secretary of the Company in writing, and will become effective when it is received by such person.

        (b) Severability. If any provision of this Agreement is deemed invalid, illegal, or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended as provided above, it will be stricken and the remainder of this Agreement will remain in full force and effect.

        (c) Governing Law. This Plan and all determinations made and actions taken pursuant to this Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of California and will be construed accordingly.

                           NORCAL WASTE SYSTEMS, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    Exhibit A

                                   Definitions

        For purposes of this Plan, the following terms are defined as follows:

        "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control, or (b) the highest Fair Market Value of a Share during the 90 day period ending on the date of a Change in Control.

        "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by or under common control with the Company.

        "Available Shares" has the meaning set forth in Section 4.

        "Board" means the Board of Directors of the Company.

        "Cause" means the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.

        A "Change in Control" means the occurrence of any of the following:

        (a) Any "Person" (which includes a "group," as the terms person and group are used for purposes of Section 13(d) or 14(d) of the Exchange Act) obtains "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the "Requisite Percentage" (as defined below) of the combined voting power of the Company's then outstanding voting securities ("Voting Securities"); provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) will not constitute an acquisition which would cause a Change in Control. The "Requisite Percentage" means 35% or more of the Company's then outstanding Voting Securities if the Company has not had its Initial Public Offering and 25% or more of the Company's then outstanding Voting Securities if the Company has had its Initial Public Offering. A "Non-Control Acquisition" means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") or
(ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

        (b) The individuals who, as of the date this Plan is adopted, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director is approved by a vote of at least two-thirds of the Incumbent Board, such new director will, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

        (c) At any time prior to the Company's Initial Public Offering, the ESOP no longer owns more than 50% of the Company's then outstanding Voting Securities; or

        (d) The consummation of:

            (i) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" means a merger, consolidation or reorganization of the Company where:

                (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

                (C) no Person (other than (1) the Company, (2) any Subsidiary,
(3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of the Requisite Percentage of the then outstanding Voting Securities), has Beneficial Ownership of the Requisite Percentage of the combined voting power of the Surviving Corporation's then outstanding voting securities.

            (ii)  A complete liquidation or dissolution of the Company; or

            (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary in which the Company retains at least 80% of the voting securities and the value of ownership interests in such Subsidiary).

        Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control will occur.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means Norcal Waste Systems, Inc. ("Norcal"), and its subsidiaries, including subsidiaries of subsidiaries and partnerships and other business ventures in which Norcal has a significant equity interest, as determined in the sole discretion of the Board.

        "Confidential Information" means all information belonging to the Company, its customers, clients or business associates, which information is protectible as a trade secret under California law, and which may include without limitation, business, marketing, distribution and purchasing plans, techniques and strategies; financial statements, budgets, projections, prices, and costs; customer lists; and know-how, formulae, discoveries, and inventions.

        "Disability" means that the Company has determined, based on competent medical evidence, that a Participant has become incapable, mentally or physically, of substantially performing his services and substantially discharging his duties to the Company for a period which has lasted, or can reasonably be expected to last, for at least six months.

        "ESOP" means the Norcal Waste Systems, Inc. Employee Stock Ownership
Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such determination, the price per Share determined by the Board pursuant to the following standards: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the Nasdaq system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be the value established by the Board in good faith, which value may be (i) the most recent per-Share valuation obtained by the ESOP from third-party consultants in connection with the ESOP's annual allocation of Shares, or (ii) a more recent per-Share valuation obtained by the Board, at its discretion, from an independent valuation expert.

        "Initial Public Offering" means the consummation of the first underwritten public offering of Shares pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

        "Non-Employee Director" means any person who (a) is a director of the Company or a member of the administrative committee of the ESOP and (b) is not an employee of the Company.

        "Option" means a nonqualified stock option granted pursuant to Section
6.

        "Option Agreement" means the written agreement between the Company and a Participant evidencing the grant of an Option and setting forth the terms of such Option.

        "Optionholder" means a person holding an Option, who may be either the Participant to whom the Option was initially granted or any subsequent transferee permitted under this Plan.

        "Participant" means a person to whom an Option has been granted pursuant to this Plan.

        "Permitted Transferee" means a Participant's ancestors, descendants or spouse (other than pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement, or a separation agreement or any similar agreement or arrangement with a spouse which is not for bona fide estate planning purposes), or a trust, partnership, custodianship or other fiduciary account primarily for the benefit of the Participant and/or such ancestors, descendants or spouse.

        "Plan" means this Norcal Waste Systems, Inc. 1996 Non-Employee Director Stock Option Plan, as it may be amended from time to time.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means the common stock, par value $.01 per share, of the Company.

        "Termination Date" means the date on which a Termination of Service occurs.

        "Termination of Service" means a Participant ceases to be a director of the Company or a member of the administrative committee of the ESOP.

        "Territory" means, at any particular time, each and every city and county within California or any other state where the Company is carrying on or proposes to carry on its Business.

        "Transfer" includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition of Options or Shares.

                                                                 Exhibit - 10.27


                          FORM OF EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into on June __, 1996, effective as of January 22, 1996, between NORCAL WASTE SYSTEMS, INC., a California corporation ("Employer"), and DAVID PACINI ("Employee").

                  The parties agree as follows:

                  1. Employment.

                     1.1 Position.

                         (a) Employer hereby hires Employee as Employer's
Executive Vice President - Corporate, and Employee hereby accepts such employment, all on the terms and conditions specified herein. Employee shall do and perform all services and acts reasonably necessary or advisable to fulfill the duties and responsibilities of such position.

                         (b) Employee shall be responsible and report to
Employer's Chief Executive Officer. Employee shall have the responsibility and authority, subject to oversight and control by Employer's Chief Executive Officer and the Board of Directors, and subject to the limitations set forth below, to manage and oversee Employer's strategic planning, mergers and acquisitions, legal, human resources and corporate secretary activities. Employee also shall perform such other duties as Employer's Chief Executive Officer or Board of Directors shall from time to time determine.

                         (c) Employee's principal place of business for
rendering such services shall not be removed from the San Francisco Bay Area without Employee's prior consent; this restriction shall, however, be subject to Employee's reasonable business travel obligations in connection with his activities as Employer's Executive Vice President - Corporate.

                     1.2 Time and Effort.

                         (a) Subject to Paragraph 1.2(b) below, during his
employment, Employee shall devote his full energies, interest, abilities, and productive time to the performance of this Agreement and shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement.

                         (b) Employee may pursue independent investment
opportunities, serve on boards of directors of non-competing companies, and provide services to others for de minimis levels of compensation, provided that any such activity does not materially interfere with Employee's duties under this Agreement.

                     1.3 Non-Competition with Employer. During his employment, Employee shall not, directly or indirectly, promote, participate, or engage in any activity or other business competitive with Employer's business.

                     1.4 Employment for Unspecified Term. This Agreement provides for employment for an unspecified term, commencing as of the date of this Agreement and continuing until terminated by either party, as specified in Paragraphs 3.1 or 3.2 below, or by death or Disability, as specified in Paragraph 3.3 below.

                  2. Compensation and Benefits.

                     2.1 Basic Salary. Employer shall pay a basic salary to Employee at the rate of $275,000 per year, payable in equal bi-weekly installments except as otherwise agreed between Employer and Employee, provided that no salary shall be due or payable during any period of unpaid leave, in accord with Employer's regular policies as they may exist or be changed from time to time. The basic salary shall be subject to periodic review and may be increased by Employer in its sole discretion.

                     2.2 Bonus.

                         (a) Employee shall participate in the existing bonus
program, as more specifically set forth on Exhibit A.

                         (b) The Board of Directors, in its discretion, from
time to time may modify such bonus plan for any period after September 30, 1996. At all times Employee shall be a participant in the Company's bonus program at a level consistent with his position and responsibilities with the Company.

                         (c) The right to receive a full bonus with respect to a
fiscal year shall vest on the last day of such fiscal year, subject to the determination of the final bonus amount in accordance with the bonus plan then in effect, whether or not Employee is employed by the Company on the date scheduled for payment thereof.

                         (d) If Employee's employment is terminated by Employer
without "Cause" or if there is a "Constructive Termination" (as those terms are defined in Paragraphs 4.1 and 4.3 below), Employee shall have a right to receive a bonus for the current fiscal year on a pro rata basis, based upon the number of days during such fiscal year that Employee was an employee of Employer; provided, however, that such determination will not be made and the bonus therefore will not be paid until the financial results for the Company for the entire fiscal year are available and bonus amounts are determined.

                    2.3  Benefits.

                         (a) During his employment, Employee shall be entitled
to receive all other benefits of employment generally available to Employer's other executive and managerial employees of similar level when and as he becomes eligible for them (so long as, and to the extent that, Employer continues to provide these benefits), including life insurance of $500,000, and medical, dental, vision and disability insurance in accordance with Employer's plans as they exist from time to time.

                         (b) During the term of this Agreement, Employer shall
provide Employee with an automobile of comparable quality provided to other executives of Employer. In the alternative, at Employee's election, Employer will provide Employee an automobile allowance of $600 per month, payable on the first day of each month. Employer will provide parking for Employee or reimburse Employee for Employee's parking related expenses.

                         (c) Employee shall also be entitled to annual vacation
which will accrue at the rate of the greater of four weeks per annum or such amount consistent with Employer's executive practice, subject to accrual maximums now or hereafter set by Employer's policies, but in no event shall the accrual maximum for Employee be less than four weeks.

                     2.4 Stock Options. Simultaneous with the execution and delivery of this Agreement, Employee and Employer are entering into a Stock Option Agreement which incorporates certain terms and conditions of Employer's 1996 Executive Stock Incentive Plan.

                     2.5 Business Expenses. During Employee's employment, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred in connection with Employer's business, including travel and entertainment expenses, food, and lodging while away from home, subject to such policies as Employer may from time to time establish for its employees.

                     2.6 Withholding. All amounts indicated above are before any required withholding for taxes. Employer may withhold from any and all payments, compensation or other remuneration paid to Employee such amounts as Employer believes it is required to withhold under any federal, state, local or foreign law, rule or regulation.

                  3. Termination.

                     3.1 Termination by Either Party. Either party may terminate this Agreement, for any reason, with or without Cause, upon at least 90 days written notice to the other, except as provided in Paragraphs 3.2 and 3.3 below.

                     3.2 Termination for Cause. In the event Employer terminates Employee's employment for Cause (as defined in Paragraph 4.1), then Employee shall be entitled to no severance benefits, and termination may be made effective immediately, without previous notice, in the discretion of Employer. In the event of such termination, Employer will provide Employee with immediate written notice of termination.

                     3.3 Termination By Death or Disability. This Agreement will terminate automatically upon Employee's death or Disability (as defined in Paragraph 4.2), in which case Employee or his estate will be entitled only to compensation earned through the date of such death or Disability but to no other severance benefits.

                     3.4 Severance Benefits.

                         (a) Employee will be entitled to the severance benefits
described in Paragraph 3.4(b) below in the event (i) Employer terminates Employee's employment without Cause; (ii) there is a Constructive Termination (as defined in Paragraph 4.3) of Employee's employment; or (iii) Employee voluntarily resigns at any time within 13 months after a Change in Control (as defined in Paragraph 4.4).

                         (b) Employee's severance benefits will consist of the
following:

                             (i) (A) Subject to Paragraph 3.4(b)(i)(B), for the
12 months after his employment termination, Employee will be entitled to income continuation in an amount equal to Employee's Average Annual Compensation (as defined in Paragraph 4.5). The income continuation will be payable bi-weekly in 26 equal installments, commencing on the regular payday following the first full pay period after the date of termination.

                                 (B) The income continuation payable pursuant to
Paragraph 3.4(b)(i)(A) above will be reduced if and to the extent that such reduction is beneficial to Employee on an after-tax basis, after considering the effect such reduction would have on any excise tax imposed on Employee pursuant to Section 4999 of the Internal Revenue Code (the "Code"). This determination will be made in good faith by Employer after consulting with its professional advisors.

                             (ii) Employee will also be entitled to an
additional amount equal to Employee's Average Annual Compensation if Employee agrees that for the 12 months after his employment termination, (A) he will make himself available to Employer for consulting services in the San Francisco Bay Area for up to 20 hours per month, and (B) he will not, directly or indirectly, promote, participate, or engage in any activity or other business competitive with Employer's business. These additional payments will be payable bi-weekly in 26 equal installments, commencing on the regular payday following the first full pay period after the date of termination.

                             (iii) If Employee elects to receive continuation of
benefits offered pursuant to COBRA, as specified in the COBRA notice he is entitled to receive as a terminated employee, then Employer will reimburse Employee for the cost of up to the first 18 months of COBRA expenses. Nothing herein shall obligate Employer either to provide or pay for health or other insurance coverage to Employee after the date of his termination, except as may be required by COBRA and except as Employee may be qualified to receive pursuant to the provisions of COBRA.

                             (iv)  Employer shall reimburse Employee for up to
$5,000 for Employee's reasonable legal fees and expenses incurred in negotiating and documenting his severance arrangements with Employer.

                             (v)   If after a Change in Control Employee's
employment is terminated without Cause or there is a Constructive Termination, and if Employee incurs an excise tax pursuant to Section 4999 (or any successor provision) of the Code, then Employer (or its successor) will reimburse Employee on an after-tax basis for the amount by which Employee's excise tax exceeds the amount of excise tax Employee would have incurred if Employee voluntarily resigned 13 months after such Change in Control. For purposes of all present value computations to be made for purposes of

Sections 280G or 4999 of the Code, the parties agree to use the applicable federal rate schedules as in effect on the date of this Agreement.

                     4. Definitions. As used herein, the terms below are defined as follows:

                        4.1 Cause. Cause is defined as (a) any state, federal or other felony conviction, including but not limited to entry of a plea of nolo contendere upon a felony criminal charge; (b) the commission by Employee of any material act of dishonesty or intentional or grossly negligent disclosure of material Confidential Information (as defined in Paragraph 5.1); or (c) any material failure to perform the responsibilities of his position as described in Paragraph 1.1, the grossly negligent performance of such responsibilities, or the refusal to follow the legal directives of Employer's Chief Executive Officer or the Board of Directors that are within the scope of the responsibilities of Employee's position as described in Paragraph 1.1, so long as such directives require action which is not illegal.

                        4.2 Disability. Disability is defined as a physical or mental disability which renders Employee unable to perform substantially all the responsibilities required of him by this Agreement for 120 consecutive days, or for 180 non-consecutive days over a period of 24 months or less. The existence of such Disability shall be determined by a physician or physicians of Employer's choosing.

                        4.3 Constructive Termination. Constructive Termination is defined as Employee's termination of employment because (a) Employer materially reduces, without Employee's consent, Employee's responsibilities as described in Paragraph 1.1, provided that oversight and control of such responsibilities by Employer's Chief Executive Officer or by the Board of Directors shall not be considered a change of responsibility, (b) Employee ceases to report directly and exclusively to the Chief Executive Officer and Board of Directors of the Company, (c) Employer relocates Employee, without his consent, more than 25 miles from Employer's current headquarters in San Francisco, or (d) Employer materially breaches any provision of this Agreement.

                        4.4 Change in Control. Change in Control is defined as set forth in Employer's 1996 Executive Stock Incentive Plan.

                        4.5 Average Annual Compensation. Average Annual Compensation is defined as the average annual amount of Employee's salary and actual (as opposed to target) bonus, determined as follows depending upon when the employment termination occurs:

      Employment                                 Determination of
   Termination Date                        Average Annual Compensation
   ----------------                        ---------------------------

Before 10/1/96                         Annualized salary and bonus for FY '96.

10/1/96 to 9/30/97                     Average of (i) annualized salary and
                                       bonus for FY '96, and (ii) annualized
                                       salary and bonus for FY '97.

10/1/97 to 9/30/98                     Average of (i) salary and bonus for
                                       FY '97 and (ii) annualized salary and
                                       bonus for FY '98.

10/1/98 and after                      Average salary and bonus for the two
                                       preceding fiscal years.

                    5.  Trade Secrets and Confidential Information.

                        5.1 Confidential Information. Employee hereby acknowledges that in order to perform Employee's duties as an employee of Employer, Employee has received, and will in the future be given access to, certain confidential, secret and proprietary information in the form of records, data, specifications, formulas, technology, inventions, devices, products, methods, know-how, processes, financial data, customer and/or vendor information and practices, customer lists, marketing methods, cost information, employee information and trade secrets (collectively, "Confidential Information") developed and owned by Employer concerning the business, products and/or services of Employer.

                        5.2 Non-Disclosure. Except as otherwise specifically provided herein, Employee will not, directly or indirectly, disclose, or cause or permit to be disclosed, to any person or to any entity whatsoever any Confidential Information acquired pursuant to Employee's employment with Employer (whether acquired prior to or subsequent to the execution of this Agreement).

                        5.3 Permitted Disclosure. Employee may disclose the Confidential Information only to the extent reasonably necessary and required in the discharge of Employee's duties as an employee of Employer.

                        5.4 Duplication. Employee shall not, without the prior written consent of Employer, or except in connection with Employee performing the responsibilities of Employee's position as described in Paragraph 1.1, duplicate, or cause or permit to be duplicated, any material (including, without limitation, written, typed, or printed material, or material embodied in other forms including embodiment on computer discs and tapes) included in the Confidential Information covered hereby.

                        5.5 Restricted Use. Except as specifically provided herein or except in connection with Employee performing the responsibilities of Employee's position as described in Paragraph 1.1, Employee will not, directly or indirectly, use, or permit to be used, at any time or in any manner whatsoever, any Confidential Information acquired pursuant to Employee's employment with Employer. Employee shall not at any time or in any manner, except with the prior written consent of Employer or except in connection with Employee performing the responsibilities of Employee's position as described in Paragraph 1.1, or as required by law, publish, disclose or use for Employee's own benefit (or authorize anyone else to publish, disclose or make use of), any Confidential Information unless and until such Confidential Information shall cease to be secret as evidenced by general public knowledge.

                        5.6 Return of Information. Employee will immediately, upon the request of Employer, return to Employer all originals, copies or other embodiments of any Confidential Information received under this Agreement or otherwise. Employee will not retain, or cause or permit to be retained, any copies or other embodiments of the materials so returned.

                        5.7 Remedies. The parties stipulate that as between them the Confidential Information consists of important, material and confidential trade secrets (except to the extent that such information either is or becomes published or is or becomes a matter of public knowledge through no wrongful action of Employee). The parties further agree that the remedy at law for any breach of this Article 5 would be inadequate and that, in addition to any other remedies Employer may have, Employer shall be entitled to temporary or permanent injunctive relief without the necessity of proving actual damages. Notwithstanding the preceding sentence, the parties further agree it is foreseeable that the breach by Employee of this Agreement may result in substantial loss of profits or other damages to Employer and that, in addition to any other remedies Employer may have, Employer shall be entitled to monetary damages upon proof. No right or remedy herein conferred on or reserved to Employer is intended to be exclusive of any other remedy or right, and each and every right or remedy shall be cumulative and in addition to any right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                        5.8 Books and Records. All books, records and other documents relating to the business and customer accounts of Employer, whether prepared by Employee or otherwise coming into his possession, shall be and remain the exclusive property of Employer, and Employee shall not, during the term of this Agreement or thereafter, directly or indirectly, assert any interests or property rights therein. Upon termination of this Agreement, all books, records, other documents, and all copies thereof shall immediately be returned to Employer.

                        5.9 Solicitation of Customers. After the termination of Employee's employment for any reason, Employee will not, without the prior written consent of Employer, directly or indirectly disclose to any person, the names or addresses of any of Employer's customers, clients and other business associates or any other information pertaining to them, or call on, solicit or take away any of Employer's customers, clients or other business associates, either for the Employee or for any other person.

                        5.10 Solicitation of Employees and Others. After the termination of Employee's employment for any reason, Employee will not, without the prior written consent of Employer, directly or indirectly seek to persuade any director, officer or employee of Employer to discontinue his or her position with such entity or to become employed or engaged in any activity competitive with the business of Employer.

                        5.11 Scope of Covenants. Each of the covenants of Employee contained in this Article 5 shall be construed as a separate and independent covenant covering the respective subject matter of the covenant in each of the separate counties in each of the states of the United States of America and each country of the world. To the extent that any covenant shall be determined to be judicially unenforceable in any one or more county, state or country, that covenant shall not be affected with respect to every other county, state or country, each covenant being construed as severable and independent.

                        5.12 Term. Each of the covenants of Employee contained in this Article 5 shall survive the termination of this Agreement for a period of three years, regardless of the reason for such termination.

                  6.    Miscellaneous.

                        6.1 Notice. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon delivery, if given by electronic facsimile, and (c) upon the third business day following mailing, if mailed by deposit in the United States mail, with certification and postal charges prepaid, addressed as follows:

                           If to Employer:

                                    Norcal Waste Systems, Inc.
                                    5 Thomas Mellon Circle
                                    San Francisco, California  94134
                                    Attn: President and Chief Executive
                                     Officer
                                    Fax: (415) 330-1124

                           If to Employee:

                                    David Pacini
                                    50 Cornell Avenue
                                    Larkspur, CA 94939

                           6.2 Delegation of Duties. Employee may not delegate
the services and obligations he is required to perform under this Agreement. Any attempt by Employee to delegate his duties hereunder shall be null and void.

                           6.3 Amendment. This Agreement may be modified or
amended only by and to the extent of the written agreement of Employer and Employee.

                           6.4 Previous Agreements. This Agreement, the Stock
Option Agreement and a side letter agreement contain the entire agreement between the parties and supersede all prior oral and written agreements, understandings, commitments, and practices between the parties, including all prior employment or consulting agreements, whether or not fully performed before the date of this Agreement.

                           6.5 Governing Law. This Agreement shall be governed
by and construed in accordance with the internal laws of the State of California.

                           6.6 Section Headings. The various section headings
are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section thereof.

                           6.7 Severability. If any provision of this Agreement
is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision will be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended as provided above, it will be stricken and the remainder of this Agreement will remain in full force and effect.

                           6.8 Cumulative Remedies. No right or remedy herein
conferred on or reserved to either party is intended to be exclusive of any other right or remedy, and each and every right or remedy shall be cumulative and in addition to any right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                           6.9 Arbitration. Except with respect to a claim for
equitable relief, any controversy or claim arising out of, or relating to, this Agreement, or the making, performing or interpretation thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.

                           6.10 Waiver. Waiver of any default or breach of this
Agreement or of any warranty, representation, covenant or obligation contained herein shall not be construed as a waiver of any subsequent breach.

                           6.11 Shareholder Approval. At any time before
Employer's Initial Public Offering, Employer will not issue more than 3% of its outstanding voting stock to any person or group (as defined for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934) without first using its best efforts to obtain such person's approval of Employee's Employment Agreement and Stock Option Agreement in accordance with Section 280G of the Internal Revenue Code.

                           6.12 Legal Expenses. Employer shall reimburse
Employee for Employee's reasonable legal fees and expenses in negotiating and documenting this Agreement and the Stock Option Agreement.

                            [Remainder of page blank]

                           IN WITNESS WHEREOF, the parties have executed
this Agreement in one or more counterparts which, taken together, shall constitute one agreement.


                                            EMPLOYER:

                                            NORCAL WASTE SYSTEMS, INC.



                                            By:
                                                ----------------------------
                                                   Michael J. Sangiacomo
                                                   President and Chief
                                                   Executive Officer


                                            EMPLOYEE:


                                                ----------------------------
                                                    DAVID PACINI

                                    EXHIBIT A

                           NORCAL WASTE SYSTEMS, INC.

                         SHORT-TERM INCENTIVE BONUS PLAN





                                       A-1